SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 9, 2001

CHEMUNG FINANCIAL CORPORATION
(Exact name of Registrant as Specified in Charter)
New York	0-13888	16-123703-8
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chemung Canal Plaza, Elmira, New York	14902
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (607) 737-3711

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

On May 9, 2001 Registrant's Board of Directors approved a resolution authorizing a stock repurchase program of up to 400,000 shares in the open market over a two-year period.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits:

(99) Attached to this Form 8-K as Exhibit A and incorporated by reference to Item 7(c) is a Press Release dated May 9, 2001 announcing the share repurchase program.
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CHEMUNG FINANCIAL CORPORATION

PRESS RELEASE

MAY 9, 2001

3:30 P.M.

CHEMUNG FINANCIAL BOARD AUTHORIZES
SHARE REPURCHASE

Elmira, NY, May 9, 2001 Chemung Financial Corporation announced today that its Board of Directors has authorized the repurchase of up to 400,000 shares, or approximately 10% of its outstanding common shares. Any such purchases will be made from time to time in the open market or in privately negotiated transactions, and will be at the discretion of management.

Jan P. Updegraff, President and Chief Executive Officer, said, "We believe our recent stock price represents an excellent investment opportunity for Chemung Financial and is a prudent use of the Corporation's available resources. This program evidences our confidence in our short and long-term earnings and growth potential and we believe will enhance returns to our shareholders.

Exhibit A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

By

Jan P. Updegraff

President and Chief Executive Officer

Date: May 17, 2001